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                                    KELLWOOD

                           N E W S   R E L E A S E



         KELLWOOD COMPANY DIRECTOR MARTIN J. GRANOFF RESIGNS FROM BOARD

St. Louis, MO - August 27, 2004 - Kellwood Company announced that Martin J. Granoff, a member of its Board of Directors, has resigned effective August 26, 2004 due to personal reasons, according to Hal J. Upbin, Kellwood chairman and chief executive officer.

         Granoff, a valued board member, had been a member of the Kellwood Board of Directors since 1999. "We wish to express our sincere appreciation for Marty's wise counsel and dedication. He has had a long and distinguished career in the apparel industry and the insights he brought to our Company have been immeasurable," said Upbin.

         Kellwood (NYSE:KWD) is a $2.4 billion marketer of apparel and consumer soft goods. Kellwood specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. Kellwood brands include Phat Farm(R), Baby Phat(R), Sag Harbor(R), Koret(R), Jax(R), David Dart(R), Democracy(R), David Meister(TM), Dorby(TM), My Michelle(R), Briggs New York(R), Northern Isles(R), David Brooks(R), Kelty(R), and Sierra Designs(R). Calvin Klein(R), XOXO(R), Liz Claiborne(R) Dresses and Suits, IZOD(R), Dockers(R), Gerber(R), Slates(R) and Bill Burns(R) are produced under licensing agreements. For more information, visit www.kellwood.com.
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MEDIA CONTACT:  Donna Weaver, VP Corp. Comm., Kellwood Co., 212.329.8072,
Fax 212.329.8073 or donna_weaver@kellwood.com.